Company Name: Abercrombie & Fitch Co. (ANF) Event: Jefferies 2017 Global Consumer Conference Date: June 20, 2017 <<Randy Konik, Analyst, Jefferies & Co.>> So good afternoon everybody Randy Konik again cover the specialty retailers, the footwear companies, fitness, leisure, you name it for Jefferies. Very pleased to have Abercrombie & Fitch with us today. We have Fran Horowitz, the Company’s CEO as well as Joanne Crevoiserat, Company’s CFO. Thank you, as well as Brian Logan from Investor Relations. So the Company has been undergoing a lot of change over the last couple of years doing a lot of repositioning with the brand and strategy, making some really good progress in Hollister and also making some changes in Abercrombie. So let’s welcome Fran, Fran going to speak first or Joanne? Joanne from the podium first to start talking about those changes. Thanks. <<Joanne Crevoiserat, Chief Financial Officer & Executive Vice President>> Good afternoon everyone, we find the clicker, Mr. Clicker? No, that’s not the clicker. I hope so. Let’s see – we have that perfect. Well, thank you for being here. Thanks Randy for hosting us today. As Randy mentioned, I’m joined today by Fran Horowitz, who is our Chief Executive Officer and we are really happy to be here. Although not sunny, always a beautiful day in Nantucket, before I start I would like to remind you that any forward-looking statements that we make today are subject to the Safe Harbor statement found in our SEC filings. In addition, we will be referring to certain non-GAAP financial measures during our presentation. Please refer to our Form 10-QA filed on June 6 for additional details. I plan to give recap of our recent performance and outlook for the rest of 2017 and Fran will provide an update on our strategic initiatives. For those not as familiar with our story, we have been intensely focused on inspiring customers, relentlessly innovating and developing leaders to strengthen our brands and adapt to the evolving retail landscape through these six important strategic initiatives. First, we are putting the customer at the center of everything we do and we are driving engaging experiences wherever and however they choose to interact with our brands. With a focus on delivering compelling and differentiated products and assortments and we're defining a clear voice for each of our brands and will leverage this as we optimize both brand reach and channel performance. Additionally, we continue to take a disciplined approach to reducing expense and driving efficiency. And most importantly, we are focused on building the team and capabilities needed to drive our business forward. We are making progress but there is still much work to do and we need to continue to focus on the execution of our plan and tightly managing the business and what we expect will be a continued promotional and generally challenging retail environment. As this slide shows, we have made progress on the comp sales trend over the last couple of quarters, delivering broad sequential improvement – there we go. Delivering broad sequential improvement across all brands geographies and channels after stabilizing Hollister in 2016, we built some momentum in the first quarter of 2017 with a positive free increase in comp sales. Abercrombie's top line results for the first quarter were in line with our expectations as we continue to apply learnings from the Hollister evolution and improve the fundamental processes around assortment architecture and planning. As we look at the first quarter performance more broadly, our overall results for the quarter were largely in line with our expectations. Net sales were down 4%, including the adverse effect from FX of approximately 170 basis points. Gross margin was pressured as we contended with steep traffic headwinds early on and worked through the assortment and worked through the rebalancing of the A&F assortment architecture. In addition, the competitive environment resulted in more promotional activity than planned. Our expense reduction efforts mitigated some of that pressure while also enabling incremental investments in marketing and in direct-to-consumer and omni- channel capabilities. Operating loss for the quarter was $70 million, compared to $55 million last year with an adverse year-over-year impact from FX of approximately $5 million. The effective tax rate for the quarter was significantly lower than statutory rates primarily due to a discrete non-cash income tax charge of $9 million, related to a change in share-based compensation standards. In addition, the core tax rate was 31%, slightly lower than expected coming into the quarter, which continues to be highly sensitive at lower levels of estimated full year earnings. Net loss per diluted share – I should keep going, I apologize – net loss per diluted share was $0.91 compared to $0.59 last year and included the adverse effect from FX of approximately $0.05 net of hedging. In addition, the tax items I just mentioned adversely impacted net loss per diluted share for the quarter by approximately $0.19. Turning to the balance sheet, we ended the first quarter with $421 million in cash and $268 million in gross borrowings outstanding. In addition, inventory was down 8% compared to last year, reflecting ongoing discipline in this area. With the strong balance sheet and a disciplined approach to managing capital and operating expense, we expect to continue to generate the cash necessary to invest in the business to meet our debt obligations and maintain the dividend. With regard to our outlook for the full year, we continue to expect comp sales to remain challenging in the second quarter with trend improvement expected in the second half of the year as our strategic investments in marketing and loyalty programs, omni-channel capabilities and the store experience gained traction. In addition, we expect the gross profit rate for the full year to be down slightly to last year's adjusted non-GAAP rate of 61%. In the second quarter, we expect the gross profit rate to remain pressured as we work through the tail of the A&F assortment rebalancing in a competitive environment that remains promotional. However, we expect gross profit rate growth in the second half of the year, driven by lower average unit cost on stabilized average unit retails as the merchandising improvements we are making take hold. We are on track to deliver at least $100 million in expense reductions as announced in the fourth quarter. A portion of this as we've previously said is being reallocated to support investments and revenue driving activities. After providing for these reinvestments, we expect operating expense to be down at least 3% from last year's adjusted non-GAAP operating expense of just over $2 billion. We expect about 65% of the net year-over-year savings to be weighted toward the second half of the year as we lapped key investments and actions taken last year. Operating efficiency continues to be a focus across the entire organization. And we'll continue to pursue additional expense savings opportunities throughout the year. We expect the full year effective tax rate to reflect a core tax rate in the low 30s which remains highly sensitive at lower levels of pretax earnings. Additionally, we expect the effective tax rate to reflect the full year impact from discrete non-cash charges of approximately $11 million related to a change in share-based compensation accounting standards. The majority of which was reflected in our first quarter results. As we look at our ongoing channel optimization program, we are focused on allocating our resources to better serve our customers wherever they choose to shop. For the past several years, we've been actively managing our channel mix and store fleet to address shifts in customer shopping preferences and have taken a number of actions to drive greater productivity including remodeling, relocating, downsizing or closing store locations as well as investing in select new store openings. Since 2010, we have closed approximately 400 stores in the U.S. and remodeled nearly 150 stores. Over that same time period, our investments in web and mobile experiences and omni-channel and CRM capabilities has reached nearly $400 million. Okay, for 2017 we expect capital expenditures, yes, this is the right slide – to be approximately $100 million. As we focus on projects that are aligned with our strategic priorities and provide the highest return. This includes approximately $70 million for store updates and new stores and approximately $20 million to further enhance our robust global digital and omni-channel foundation with investments to support the international rollout of omni-channel and CRM capabilities. For the year, we expect to complete approximately 40 Hollister remodels, about 10 of which will include a downsizing of an existing location and 7 A&F prototype stores, four of which will include a downsizing of an existing location. We also expect to open seven new full-priced stores as well as open two new outlet stores. In addition, we expect to close approximately 60 stores in the U.S. through natural lease expirations. With about 50% of our U.S. leases expiring by the end of fiscal 2018, we continue to have significantly flexibility as we move forward to drive the right balance and an engaging experience for our customers in an evolving omni-channel environment. As we did in the first quarter, we will continue to tightly manage the business, positioning our resources behind our strategic priorities to drive bottom line improvements while funding top line growth initiatives. I’ll now turn it over to Fran, who will go into more detail on the progress we're making on our strategic initiatives. Fran? <<Fran Horowitz, Chief Executive Officer >> Thank you, Joanne and good afternoon everyone. We are making progress across the business as a whole. Underpinning our continuing confidence in our strategy and the team's ability to execute against it, as we remain focused on inspiring customers, innovating to all aspects of our business and developing our leaders. As Joanne mentioned, our overall results for the first quarter were largely in line with our plans in a continued challenging promotional environment. In spite of the environment, Hollister continues to perform and demonstrate the potential for our brands and brand voice product and experience are aligned and tuned to our customers. While we would still characterize Abercrombie as a work in progress, it is making progress and the foundations for its revitalization are being put in place. With strong leadership and the brand’s new positioning work complete, we are optimistic about the prospects for this story brand. Key to our success is meeting our customers, whenever, wherever and however, they choose to engage with our brands. That means omni-channel must truly be seamless and frictionless. Allowing customers to start in one medium migrate to another and engage with the brand and complete sales across the platforms and locations. Understanding a fundamental shift in retail was underway, we were early to invest in building our direct-to-consumer infrastructure, it is paying off, with DTC now accounting for 27% of sales up from 24% in the prior-year period. We have now rounded out our omni-channel capabilities including pop-ins, reserve in-store, order-in-store and online in-store returns as well as shared cart between mobile and desktop devices.

This full omni-channel offering has been successfully rolled out from the U.S. to Canada and the UK across both brands. We are now planning to roll it out internationally through the remainder of 2017. We are in an excellent position as noted by total retail in conjunction with Radial, where we were placed fourth in the recently conducted ranking of 100 publicly-traded retailers by their omni-channel capabilities. Loyalty programs have been a particularly important customer touch point for us. After a successful rollout in Hollister, which is providing timely customer insights, driving customer engagement and a meaningfully higher average level of customer spend. We rolled out a loyalty program for Abercrombie. Our Club Cali loyalty program continues to add about 250,000 members a month and ended the quarter with more than 5.7 million members. In addition, the A&F Club had strong start to its rollout in the first quarter, incorporating the learning from Hollister Club Cali program. By the end of the quarter, it had more than 1.7 million members signed up and we are encouraged by its early performance, which is ahead of Hollister strong performance on the most relevant KPIs over that initial period, namely customer enrollment and identification. We've also rolled out successful new store prototypes, this is another example of our focus on innovation coupled with our focus on inspiring customers through rich brand experiences. Our first new A&F store prototype which opened during the first quarter was imagined with the best customer experience in mind and informed by research and customer interactions. The store front is transparent and features a metal sculpture of an A&F logo first used in the early 1900s, a reminder of our amazing heritage of 125 years. The interior features a cohesive palette of modern, tactile materials that creates a warm, inviting, inclusive and open space for our customers to shop. The store is subtly scented with a lighter, cleaner, gender-neutral fragrance. We put particular emphasis on technology and the fitting room experience with each fitting room suite having thoughtful amenities such as control over lighting and music. The prototype store is demonstrating improved productivity on a smaller footprint and continues to deliver transferable, scalable learnings and useful feedback through our various customer touch points and systems. We look forward to the rollout of another six prototypes throughout the course of 2017. Wholesale and franchise, we continue to build partnerships and collaborations wherever they can enhance our ability to engage with customers authentically and at scale, while maintaining the integrity of our brands. We work with partners with deep retail expertise that can act as our regional guide, partner and steward of our brand in growth markets. That includes franchise partners with Grupo Axo in Mexico and Majid Al Futtaim Fashion, or MAFF in the Middle East. In addition, our wholesale partnership allow us to maintain brand control, provide a platform for expanding our reach in certain markets and explore their potential without having to make additional immediate physical infrastructure investments. After successful European wholesale rollouts with ASOS, Next and Zalando over the past two years. Hollister and Abercrombie products recently began to be offered through leading e-commerce platform, Zalora. This move provides a platform for Zalora's more than 600 million customers across Southeast Asia to engage with our brands. We have been early and enthusiastic adopters of social media to engage with our customers. Our close partnerships with Snapchat and Instagram have given us access to alpha and beta programs. These have led to our Geofilters and initiatives being some of the most successful on those platforms, resulting in high levels of brand engagement and additional opportunities to drive engagement around specific points in the calendar, both traditional and nontraditional, such as Valentine's Day and April Fools' Day. Another example of how we are innovatively engaging our customer is through our partnership with AwesomenessTV, they are specialists in mobile video content specifically designed to engage with our teen Hollister audience. The initial year-long partnership incorporates multiple experiential touch points, including music, concerts and opportunities for comprehensive, yet unobtrusive product placement around a specially commissioned series, This is Summer. The series premiered last month on its YouTube channel, which has more than 5 million subscribers, and it is off to a strong start. During the first quarter, we also launched a Hollister surf game designed on the Rovio gaming platform. Designed for mobile phone play, it's also accessible through our Instagram, Facebook and Snapchat assets. With more than 27 million impressions across the platform and significantly longer average viewing time, the results far exceeded our expectations and Rovio's. These types of initiatives are important drivers of brand consideration and engagement, and speak to the multifaceted customer journey for our core teen Hollister demographic as well as our 20-something Abercrombie demographic. We also remain highly focused on evolving the merchandise assortment by strengthening our teams, improving core processes and balancing the assortment by category. We are adapting and executing better and faster ensuring more consistency, more consistent delivery of the right product at the right time. In the first quarter, Hollister we saw a double-digit growth in our core categories of denims, fleece and outerwear, as well as our emerging growth categories which includes intimates and swim. We also set a record for the most jeans sold in any first quarter in the brand's history. In addition after a phased product introduction in 2016, Gilly Hicks is now available in all stores, we've seen continued positive reaction to its reintroduction and have a better sense of its potential for growth. We plan to test this aggressively throughout the remainder of 2017 with dedicated space carve-outs being added to five U.S. stores and 15 international stores. Overall, we've made some solid foundational progress at Abercrombie benefiting from our targeted architectural changes and supported by strategic inventory investments. We saw outperformance in sweaters, pants and swim across genders during the quarter with a full impact of the merchandising improvements we continue to make expected to be realized later in the year. On the marketing front, we hired a new CMO. In addition to driving improvement and the execution of our basic marketing, blocking and tackling, He has been focused on sharpening the Abercrombie & Fitch brand positioning and purpose, and developing a supporting campaign. I’m excited by the work has been done to-date and look forward to sharing more of that in the near future. Looking ahead overall, I am encouraged by the progress that has been made but we are far from satisfied. In a still challenging and heavily promotional retail environment, we are making meaningful improvements to our business and our focus on inspiring our customers, innovating through all aspects of our business and developing our leaders to help drive future success. And with that, this brings us to the end of our presentation. I appreciate all of your interest in our progress and I'm not sure Randy, we have time for questions but if we do. Q&A <Q – Randy Konik>: We have a couple minutes, yes. So quick question how do you think about corporate architecture in the landscape of what’s been changing out there obviously a lot of, you just put on the screen, all the lease flexibility you have it seems as if there's a lot of progress in traction in Hollister [indiscernible] (0:21:36) for more of a physical footprint than maybe Abercrombie and then just domestic but internationally you’ve done a lot with wholesale kind of partnerships, just trying to get some sense on corporate architecture how do you think it all looks let’s say three to five years from now? <A – Fran Horowitz>: I think from a corporate architecture perspective, the most important initiatives that we really were early on and I did talk a little bit about but it's omni. We have to figure out how to strike a balance between our bricks-and-mortar and our DTC business. And our omni consumer today is actually the most profitable consumer that we have. So we are very excited about making sure as we have now rolled out our omni capabilities in the U.S., UK and Canada to roll these opportunities out to our international fleet. But where we see the brand and the corporate business in the future is really a true balance, balance is one of my favorite words balance between our bricks-and-mortar as well as our DTC business.

Regarding the question on wholesale specifically, wholesale we have strategized to be to start-up internationally and to be exclusively DTC. And what we have learned from that specifically is that we have been able to expand our brand reach and in the areas that we have and trade in which overlaps those wholesale opportunities. Our business actually has grown so we see there is an opportunity to, our business has grown and we've been able to actually add additional business. <Q – Randy Konik>: And just you know obviously before Hollister started in 2000 whatever, Abercrombie was the leading piece of the business and now it’s Hollister. So any kind of thought process on how big Hollister could be or should be versus how big Abercrombie could be or should be from just – purely from a sizing standpoint? <A – Fran Horowitz>: I mean that's a tough question to answer, we are clearly excited about what's happening in Hollister. We believe we set out to own the team space in Hollister. We believe that we are the iconic brand for the teenage consumer whether that teen wakes up in Shanghai or Tulsa, Oklahoma we are looking for that brand to be top of mind. And I think all the work that we’ve done engaging both on our social channels as well as our in-store has really led us to this opportunity and certainly has embraced this consumer. We continue to see that moving ahead. And Abercrombie as we've mentioned Randy is just its making progress and we will continue to push on all of the things that we've learned through Hollister all the tough season and things of that nature that we’ve continue to push on. <Q – Randy Konik>: Great. And I guess the last one is just what can we learn from the success of Hollister and the processes that were kind of implemented in terms of what you're trying to replicate at Abercrombie because I think that's the market is trying to look for – or at least improved trend in Abercrombie. What would you learn from the Hollister improvement and success? <A – Fran Horowitz>: I think the most important thing that we learned is that there's three key things to focus on, people, product and process. The number one most important thing that drives all of us every day is clearly the products both brands, a couple of years ago had an opportunity to increase their focus on the product. Before I started, before Joanne join the business as well, the brands were bought collectively by category and there was actually no separation between the brands they were just bought. For example as a fleece or denim category so it's been really exciting to watch the team to say learned who their consumer is in these separate brands. So focusing on the product and the customer engagement has been A, number one in those learnings, starting to get to applied to Abercrombie a little bit later on in the process. From a people perspective, we very much as everybody does values our talent. So again I walk into this brand a couple of years ago and found an incredibly flat organization filled with wonderful associates who are incredibly smart and curious but needed some guidance. And we've been able to introduce some talent into both brands that came with some outside experience and we've created a nice blend of the team to create where we are today. And then finally, yes, you do have to talk about process. The company did have a process that was just a very different process than what we have today. So we worked very diligently on defining roles and responsibilities, processes, milestone calendar all those things for Hollister that we then were able to and have started to apply to the Abercrombie brand. <<Randy Konik, Analyst, Jefferies & Co.>> Helpful, thank you. Thanks Fran, thanks Joanne, thanks Brian. <<Fran Horowitz, Chief Executive Officer >> Thank you everybody. <<Randy Konik, Analyst, Jefferies & Co.>> Thank you.